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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iParty Corp.
1457 VFW Parkway
West Roxbury, MA 02132

May 6, 2003

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of iParty Corp., to be held at 10:00 a.m., local time, on Tuesday, June 17, 2003, at the offices of Posternak Blankstein & Lund LLP located at 100 Charles River Plaza, Boston, MA 02114. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the meeting. I urge you to review them carefully.

        It is important that your shares be represented and voted at the meeting. Whether or not you personally plan to attend the meeting, please take a few moments now to sign, date and return your proxy in the enclosed postage-paid envelope. This will not limit your right to vote in person should you wish to attend the meeting. Regardless of the number of shares you own, your presence by proxy is important to establish a quorum, and vote is important for proper corporate governance.

        Thank you for your interest in iParty Corp.

Sincerely,
Sal Perisano Chief Executive Officer

iParty Corp.
1457 VFW Parkway
West Roxbury, MA 02132

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, JUNE 17, 2003

NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of Stockholders of iParty Corp. (the "Company") will be held at the offices of Posternak Blankstein & Lund LLP located at 100 Charles River Plaza, Boston, MA 02114, on Tuesday, the 17th day of June 2003, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

  (1)
  To elect four directors to the Board of Directors who shall serve until the next Annual Meeting of Stockholders, or until their successors have been elected and qualified;

  (2)
  To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 27, 2003; and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 28, 2003 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 1457 VFW Parkway, West Roxbury, MA 02132 for ten (10) days prior to June 17, 2003.

        You are requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

By Order of the Board of Directors
Daniel DeWolf, Secretary

West Roxbury, Massachusetts
May 6, 2003

iParty Corp.
1457 VFW Parkway
West Roxbury, MA 02132

Proxy Statement For Annual Meeting of Stockholders
To Be Held on June 17, 2003

INTRODUCTION

        This Proxy Statement and the accompanying proxy are being furnished to stockholders of record of iParty Corp. (the "Company") as of April 28, 2003, in connection with the solicitation by the Board of Directors of the Company of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders to be held at the offices of Posternak Blankstein & Lund LLP located at 100 Charles River Plaza, Boston, MA 02114, at 10:00 a.m., local time, or at any and all adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is annexed.

        If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted FOR the election of the nominees named in Proposal 1 and FOR the approval of Proposal 2 (ratification of independent public auditors for the year ending December 27, 2003). In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Annual Meeting that the Board of Directors of the Company did not know, within a reasonable time prior to this solicitation, would be presented at the Annual Meeting.

        Your proxy may be revoked at any time prior to being voted by: (1) filing with the Secretary of the Company at the above address, written notice of such revocation, (2) submitting a duly executed proxy bearing a later date or (3) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

        On or about May 6, 2003, this Proxy Statement and the accompanying proxy, are being mailed to each stockholder of record at the close of business on April 28, 2003 (the "Record Date").

VOTING SECURITIES

        The Board of Directors has fixed the close of business on April 28, 2003 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and holders of record of the common stock, par value $.001 per share (the "Common Stock"), the Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), the Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock"), the Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock"), the Series E Convertible Preferred Stock, par value $.001 per share (the "Series E Preferred Stock"), and the Series F Convertible Preferred Stock, par value $.001 per share (the "Series F Preferred Stock") of the Company on that date will be entitled to notice of, and to vote at, the Annual Meeting. In accordance with the voting provisions contained in the Company's Certificate of Incorporation, as amended and in effect, holders of shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") are not entitled to vote at the Annual Meeting in respect of the matters to be acted upon thereat.

        As of April 28, 2003, the Company had outstanding 17,457,724 shares of Common Stock; 1,000,000 shares of Series A Preferred Stock; 648,963 shares of Series B Preferred Stock; 100,000 shares of Series C Preferred Stock; 250,000 shares of Series D Preferred Stock; 466,667 shares of Series E Preferred Stock; and 114,286 shares of Series F Preferred Stock. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each share of Series B Preferred Stock is entitled to 12 votes (i.e., the number of whole shares of Common Stock into which each share of Series B Preferred Stock is convertible) on all matters presented at the Annual Meeting. Each share of Series C Preferred Stock is entitled to 13 votes (i.e., the number of whole shares of Common Stock into which each share of Series C Preferred Stock is convertible) on all matters presented at the Annual Meeting. Each share of Series D Preferred Stock is entitled to 14 votes (i.e., the number of whole shares of Common Stock into which each share of Series D Preferred Stock is convertible) on all matters presented at the Annual Meeting. Each share of Series E Preferred Stock is entitled to 10 votes (i.e., the number of whole shares of Common Stock into which each share of Series E Preferred Stock is convertible) on all matters presented at the Annual Meeting. Each share of Series F Preferred Stock is entitled to 10 votes (i.e., the number of whole shares of Common Stock into which each share of Series F Preferred Stock is convertible) on all matters presented at the Annual Meeting. The Series C Preferred Stock is entitled to vote alone for the election of a Series C Director, but the holders of a majority of the outstanding shares of Series C Preferred Stock have indicated to the Company that they have chosen not to exercise this right at this time. The Series D Preferred Stock shall vote alone for the election of a Series D Director. On all other matters, the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall vote together as one class on all matters presented at the Annual Meeting. The holders of Series A Preferred Stock are not entitled to vote at the Annual Meeting in respect of the matters to be acted upon thereat.

        The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting (on an as converted basis) is necessary to constitute a quorum at the Annual Meeting. Neither abstentions nor broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum is present.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information, as of March 24, 2003, regarding the beneficial ownership of the Common Stock by: (1) each Director of the Company; (2) each executive officer of the Company who is not a Director whose compensation for 2002 exceeded $100,000 (the "Named Executive Officers"); and (3) all Directors and executive officers as a group. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)		Percent of Class
Sal Perisano	3,247,956	(3)	16.2%
Patrick Farrell	681,860	(4)	3.9%
Robert H. Lessin Jefferies & Co. 520 Madison Ave., 12th Floor New York, NY 10022	12,069,416	(5)(6)	52.3%
iParty LLC c/o Robert H. Lessin Jefferies & Co. 520 Madison Ave., 12th Floor New York, NY 10022	6,000,000	(6)	35.3%
Ajmal Khan The Verus Group 1177 West Hastings Street Vancouver, British Columbia Canada V6E 2K3	2,349,968	(7)	12.2%

Stuart G. Moldaw 1550 El Camino Real Suite 290 Menlo Park, CA 94025	855,450	(8)	4.8%
Lorenzo Roccia 41 East 11 St. 11th Floor New York, NY 10003	4,598,339	(9)	21.7%
Roccia Partners, L.P. c/o Lorenzo Roccia 41 East 11 St. 11th Floor New York, NY 10003	4,423,339	(10)	21.0%
Boston Millennia Partners, LP 30 Rowes Wharf Suite 500 Boston, MA 02110	2,110,600	(11)	11.0%
Hampton Associates Limited 1702 Dina House Ruttonjee Centre 11 Duddell Street Central Hong Kong	1,190,795	(12)	6.5%
HMTF Holdings 200 Crescent Court, Suite 1600 Dallas, TX 75201	5,351,250	(13)	23.9%
Patriot Capital Limited P.O. Box 438 Road Town Tortola, British Virgin Islands	1,184,803	(14)	6.5%
Christina Weaver Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, TX 75201	75,000	(15)	0.4%
All Officers and Directors as a Group (6 persons)	21,528,021		67.3%

(1)
Unless otherwise indicated, all addresses are c/o iParty Corp., 1457 VFW Parkway, West Roxbury, Massachusetts 02132.

(2)
Beneficial ownership has been determined in accordance with Instruction 4 to Item 403 of Regulation S-B and Rule 13d-3 under the Securities and Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and is based on 17,003,003 shares outstanding as of March 24, 2003.

(3)
Includes 3,102,956 shares of common stock that may be acquired upon the exercise of presently exercisable options and options that will be exercisable within 60 days of March 27, 2003 issued pursuant to the Plan (including 50,000 options in connection with Mr. Perisano's consulting agreement and 25,000 in connection with his role as a Director of the Company). Included in this number are 2,027,234 options in the name of Mr. Perisano and 1,075,722 options in the name of Mr. Perisano's wife, Ms. Dionne. Also includes 145,000 shares of common stock held jointly by them.

(4)
Includes 44,500 shares of common stock, 637,360 shares of common stock that may be acquired upon the exercise of presently exercisable options and options that will be exercisable within 60 days of March 27, 2003 issued pursuant to the Plan.

(5)
Includes (1) 6,000,000 shares of common stock owned by iParty LLC, of which Mr. Lessin is a member and the manager and a 78.34% owner, (2) 225,000 shares of common stock that may be acquired upon the exercise of presently exercisable options issued under the Plan, (3) 273,268 shares of common stock that may be acquired upon the exercise of presently exercisable warrants, (4) 1,608,750 shares of common stock that may be acquired upon the conversion of 125,000 shares of presently convertible Series B convertible preferred stock, (5) 1,200,000 shares of common stock that may be acquired upon the exercise of redeemable common stock purchase warrants, and (6) 2,762,398 shares of common stock which may be acquired upon the conversion of 266,666 shares of presently convertible Series E convertible preferred stock.

(6)
iParty LLC is a Delaware limited liability company and a 35.3% shareholder of iParty Corp. Mr. Lessin is the manager and 78.3% owner of iParty LLC.

(7)
Includes (1) 75,000 shares of common stock that may be acquired upon the exercise of presently exercisable options issued pursuant to the Plan, (2) 25,000 shares of common stock held by Verus Capital Corp., of which Mr. Khan is the sole stockholder, and (3) 1,784,968 shares of common stock which may be acquired upon the conversion of 170,000 shares of presently convertible Series E convertible preferred stock. Also includes presently exercisable options, held by Verus Capital Corp., to purchase 225,000 and 240,000 shares of Series A preferred stock from Henslowe Trading Limited and Ruffino Developments Limited, respectively. Such shares of Series A preferred stock may presently be converted into a total of 465,000 shares of common stock.

(8)
Includes (1) 450,450 shares of common stock that may be acquired upon the conversion of 35,000 shares of presently convertible Series B convertible preferred stock, (2) 80,000 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants, and (3) 325,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under the Plan.

(9)
Includes 175,000 shares of common stock which may be acquired upon the exercise of presently exercisable options issued under the Plan. Also includes (1) 2,311,586 shares of common stock which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock held in the name of Roccia Partners, L.P. and (2) 1,436,883 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants held in the name of Roccia Partners, L.P. Mr. Roccia is a general partner of Roccia Partners, L.P. Also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock which may be acquired upon the conversion of 30,000 shares of presently convertible Series E convertible preferred stock held in the name of Roccia Venture Partners, L.P. Mr. Roccia is a general partner of Roccia Venture Partners, L.P.

(10)
Includes (1) 2,311,586 shares of common stock which may be acquired upon the conversion of 179,610 shares of presently convertible Series B convertible preferred stock held in the name of Roccia Partners, L.P. and (2) 1,436,883 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants held in the name of Roccia Partners, L.P. Mr. Roccia is a general partner of Roccia Partners, L.P. Also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock which may be acquired upon the conversion of 30,000 shares of presently convertible Series E convertible preferred stock held in the name of Roccia Venture Partners, L.P. Mr. Roccia is a general partner of Roccia Venture Partners, L.P. Does not include 175,000 shares of common stock which may be acquired by Lorenzo Roccia upon the exercise of presently exercisable options issued under the Plan.

(11)
Includes 1,310,600 shares of common stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C convertible preferred stock and 800,000 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by Boston Millennia Partners Limited Partnership and an affiliated entity.

(12)
Includes (1) 577,117 shares of common stock which may be acquired upon the conversion of 44,842 shares of presently convertible Series B convertible preferred stock, (2) 254,942 shares of common stock which may be acquired upon the exercise of presently exercisable warrants and (3) 358,736 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants.

(13)
Includes 3,513,750 shares of common stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D convertible preferred stock and 1,837,500 shares of common stock which may be acquired upon the exercise of redeemable common stock purchase warrants owned by HMTF Holdings. The general partner of the sole member of the managing partner of HMTF Holdings is HM5/GP LLC ("HM5"). Thomas O. Hicks is the Chairman and the controlling member of HM5 and, accordingly, may be deemed to be the beneficial owner of all or a portion of the shares of common stock issuable to HM5. Peter S. Brodsky, Dan H. Blanks, Joe Colonnetta, Jack D. Furst, Lyndon Lea, John R. Muse, Eric C. Neuman, and Andrew S. Rosen are partners of Hicks, Muse, Tate & Furst Incorporated, which is an affiliate of Mr. Hicks and HM5, and serve as executive officers of HM5, and as such may be deemed to beneficially own all or a portion of the shares of common stock issuable to HM5. Each of Messrs. Hicks, Brodsky, Blanks, Colonnetta, Furst, Lea, Muse, Neuman, and Rosen expressly disclaims (1) the existence of any group and (2) beneficial ownership with respect to any shares of common stock of which he is not the record owner.

(14)
Includes 1,184,803 shares of common stock, which may be acquired upon the conversion of 114,286 shares of presently convertible Series F convertible preferred stock.

(15)
Includes 75,000 shares of common stock that may be acquired upon the exercise of presently exercisable options issued pursuant to the Plan. Ms. Weaver is employed by Hicks, Muse, Tate and Furst Incorporated.

PROPOSAL 1

Election of Directors

        At the Annual Meeting, four individuals will be elected to serve as Directors until the next Annual Meeting, and until their successors are elected and qualified. During the fiscal year ended December 28, 2002, the Company's Board of Directors consisted of Messrs. Perisano, Lessin, Moldaw, Roccia, and Ms. Weaver. Mr. Moldaw, who has served on the Company's Board of Directors since October 1999, has indicated to the Company his desire not to stand for reelection.

        Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

        The holders of Series C Preferred Stock are entitled to vote alone for the election of a Series C Director, but the holders of a majority of the outstanding shares of Series C Preferred Stock have indicated to the Company that they have chosen not to exercise this right at this time.

        The holders of Series D Preferred Stock are entitled to vote alone for the election of a Series D Director. Ms. Weaver is the designee of the holders of the Series D Preferred Stock.

        The name and age of each of the four nominees, his or her principal occupation and the period during which such person has served as a Director are set out below.

Name of Nominee	Age	Position	Director Since
Sal Perisano	52	Chief Executive Officer, Chairman of the Board	1998
Robert H. Lessin	48	Director	1998
Lorenzo Roccia	28	Director	2001
Series D Director Nominee
(To be elected only by the holders of Series D Preferred Stock)
Christina Weaver	32	Series D Director	2000

        Sal Perisano has been a Director of the Company since October 1998, and its Chief Executive Officer since April 15, 1999. Mr. Perisano served as a member of the Board of Directors of The Big Party Corporation from 1992 to May 2000, as its Chairman of the Board from 1992 to December 1998 and as its President from 1992 to September 1998. In 1981, he co-founded Videosmith, which became Boston's dominant video retailer. In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland. Mr. Perisano stayed on as a Director and was later named Chief Executive Officer of the parent company, which was subsequently acquired by Blockbuster Video. Mr. Perisano holds a B.A. from Boston College and an M.A. from Harvard University. Mr. Perisano is married to Ms. Dorice Dionne, who is employed by the Company as its Senior Vice President, Merchandising and Marketing.

        Robert H. Lessin has been a Director of the Company since July 1998. Mr. Lessin is a Vice Chairman of Jefferies & Company, Inc. and is involved in all aspects of the firm's investment banking activities. His 25-year investment banking career began at Morgan Stanley, where he became a partner in 1987, Vice Chairman of the Investment Banking Operating Committee in 1990, and Chairman of the Investment Bank's Strategy Committee in 1993. Subsequent to that firm, Mr. Lessin was Vice Chairman of Salomon Smith Barney, where he was also a member of the Executive Committee and Head of the Investment Bank, a position he held from 1993 to 1997. Most recently, Mr. Lessin was Chairman of the technology investment banking firm SoundView Technology Group, Inc. from April 1998 through October 2001. He remains Chairman of SoundView Ventures, the venture capital arm of SoundView Technology Group, Inc. Mr. Lessin is a graduate of Harvard College and holds an M.B.A. from Harvard Business School.

        Lorenzo Roccia has been a Director of the Company since April 2001. Mr. Roccia is Chairman and Chief Executive Officer of Roccia Venture Partners, a Latin American venture capital fund dedicated to investing in US companies for Latin American expansion. Prior to establishing Roccia Venture Partners, Mr. Roccia was a Senior Analyst in the Private Equity Group at Wit SoundView and a consultant to Wit SoundView's management team. From 1996 to 1998, Mr. Roccia was a member of the Venture Services Group at Salomon Smith Barney. He currently serves on the Board of Directors of Depilight S.A., a chain of medical technology service centers located throughout Venezuela. Mr. Roccia holds a degree in Political Science from Northeastern University.

        Christina Weaver has been a Director of the Company since December 2000. Ms. Weaver is an Associate of Hicks, Muse, Tate & Furst Incorporated, a global private equity investment firm, which she joined in February 1995. Ms. Weaver also serves on the Board of Directors of Vidrio Formas SA de CV. She received her undergraduate degree from Harvard University and her M.B.A. from Harvard Business School.

Executive Officers

        Sal Perisano has been a Director of the Company since October 1998, and its Chief Executive Officer since April 15, 1999. Mr. Perisano served as a member of the Board of Directors of The Big Party Corporation from 1992 to May 2000, as its Chairman of the Board from 1992 to December 1998 and as its President from 1992 to September 1998. In 1981, he co-founded Videosmith, which became Boston's dominant video retailer. In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland. Mr. Perisano stayed on as a Director and was later named Chief Executive Officer of the parent company, which was subsequently acquired by Blockbuster Video. Mr. Perisano holds a B.A. from Boston College and an M.A. from Harvard University. Mr. Perisano is married to Ms. Dorice Dionne, who is employed by the Company as its Senior Vice President, Merchandising and Marketing.

        Patrick Farrell has been the Company's President since November 2000 and Chief Financial Officer since April 1999. From 1996 until joining iParty, Mr. Farrell was a Director, Financial Planning & Analysis and Controller for N2K Inc., where he helped negotiate that company's merger with Cdnow. Prior to N2K, he served as Controller at EMI Music Group/Angel Records and as Manager of Finance and Accounting for Polygram/Def Jam Recordings, Inc. He began his professional career at Arthur Andersen LLP, where he was an Audit Senior when he left in 1994. Mr. Farrell graduated with honors in Accounting from Temple University, holds an M.B.A. from New York University and is a Certified Public Accountant.

Committees of the Board of Directors

  Audit Committee.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as

amended (the "Exchange Act") except to the extent the Company specifically incorporates this Report by reference therein.

        The Audit Committee consists of Messrs. Lessin and Roccia and Ms. Weaver. The Audit Committee operates pursuant to a Charter approved by the Board of Directors that is attached as Appendix A to this proxy statement. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities relating to the Company's accounting, reporting and financial control practices. The Audit Committee reviews the Company's annual and interim financial statements and certain other public disclosure documents required by regulatory authorities and makes recommendations to the Board of Directors with respect to such statements and documents. Pursuant to the requirements of the Sarbanes-Oxley Act, the Audit Committee appoints the Company's independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, and reviews with management the risks inherent in the Company's business and risk management programs relating thereto. The Audit Committee reviews with the auditors and management the adequacy of the Company's internal accounting control procedures and systems. The Audit Committee conducts, on an ongoing basis, an appropriate review of related party transactions. The Audit Committee also reviews the systems and procedures for direct communication between the Audit Committee and the Company's internal accounting staff and the auditors. The members of the Audit Committee are "independent" as defined in Section 121(A) of the American Stock Exchange's current listing standards, although such standards are subject to future change pursuant to the Sarbanes-Oxley Act.

        In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-KSB, with the Company's management and Ernst & Young LLP, the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee discussed with the independent public auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, "Independence Discussions with Audit Committees," as amended. Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report of Form 10-KSB for the year ended December 28, 2002 filed with the Securities and Exchange Commission. The Audit Committee met four times during the last fiscal year.

Members of the Audit Committee

Robert Lessin
Lorenzo Roccia
Christina Weaver

        Compensation Committee.    The Compensation Committee of the Board of Directors determines the compensation to be paid to the key officers of the Company. The current members of the Compensation Committee are Messrs. Lessin, Roccia and Perisano.

        Executive Committee.    The Executive Committee of the Board of Directors has and may exercise, during the intervals between meetings of the Board of Directors, all the powers of the Board of

Directors in the management of the Company's business and affairs, subject to certain restrictions. The current members of the Executive Committee are Messrs. Lessin, Moldaw, and Perisano.

Director Compensation

        Under the Plan, each non-employee director is granted, on the effective date of the commencement of his term as Director, options to purchase 25,000 shares of Common Stock. In addition, each of the Company's Directors who is not an executive officer is granted, on an annual basis on the last trading date in August of each year, options to acquire 25,000 shares of Common Stock, at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

Certain Reports; Compliance with Section 16(a) of the Exchange Act

        No person who, during the fiscal year ended December 28, 2002, was a Director, Officer or beneficial owner of more than ten percent of the Common Stock (which is the only class of the Company's securities registered under Section 12 of the Exchange Act, failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year, except that Mr. Perisano failed to timely file a Form 5 due February 11, 2003 with respect to option grants made on May 2, 2002. Mr. Perisano filed a Form 5 with the Securities and Exchange Commission on March 26, 2003. The foregoing is based solely upon the Company's review of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to the Company's most recent fiscal year.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Executive Officer Compensation Table

        The following table summarizes the aggregate cash compensation paid during 2002, 2001 and 2000 (see footnotes below) to the Company's Chief Executive Officer and other executive officers that received compensation during 2002 in excess of $100,000 in salary and bonus pursuant to their contracts. Currently, options have been granted to management as indicated below.

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position					Other Compensation
	Year	Salary		Bonus				Options/SAR's
Sal Perisano, Chief Executive Officer(1)	2002 2001 2000	$ $ $	250,000 250,000 249,522	— — —		— — —		201,613 1,478,772 464,260
Patrick Farrell, President and Chief Financial Officer(2)	2002 2001 2000	$ $ $	165,000 165,000 146,032	— — —	$ $	47,073 27,202 —	(3)	— 574,430 165,657
John Jolly, Former Chief Operating Officer(4)	2002 2001 2000	$ $	— 131,098 135,641	— — —		— — —		— — 308,675
Maureen Broughton Murrah, Former President(5)	2002 2001 2000		— — —	— — —	$	— — 250,000		— — —

(1)
Mr. Perisano began his employment with the Company on March 30, 1999.

(2)
Mr. Farrell began his employment with the Company on April 1, 1999.

(3)
Includes $41,250 for retention and relocation from New York to Boston.

(4)
Mr. Jolly began his employment with the Company on April 26, 2000. On December 15, 2000, Mr. Jolly was terminated as a result of the New York office closing and received severance payments equal to six months salary.

(5)
Ms. Broughton Murrah resigned as the Company's President on November 15, 1999. Ms. Broughton Murrah did not receive any severance payment in connection with her resignation. In February 2000, Ms. Broughton Murrah exercised stock option on a cashless basis generating taxable compensation.

	Option Granted in Last Fiscal Year
Name and Principal Position	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date
Sal Perisano, Chief Executive Officer(1)	201,613	22.9%	$0.31	5/01/2012
Patrick Farrell, President and Chief Financial Officer(1)	0	0.0%	—	—

(1)
Mr. Perisano and Mr. Farrell did not exercise stock options in fiscal 2002.

Indemnification of Directors and Executive Officers

        The Company's certificate of incorporation, as amended, and bylaws provide that the Company indemnify all of its Directors and Officers to the fullest extent permitted by the Delaware General Corporation Law. Under the Company's certificate of incorporation, as amended, and bylaws, any Director or Officer, who in his or her capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified. A Director or Officer will be indemnified if it is determined that the Director or Officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The Company pays the entire premium for the liability insurance. The Company has key-person life insurance policies on the lives of each of Mr. Perisano and Ms. Dionne in the amount of $2,000,000 each.

Employment and Consulting Agreements

        The Company has entered into an employment agreement with Mr. Perisano effective March 30, 1999, which provided for him to act as its Chief Executive Officer, for a term expired on March 30, 2002, and devote substantially his full working time and attention to the Company's business. The agreement provided for an initial annual salary of $150,000, which amount was increased to $250,000 beginning January 1, 2000, plus a discretionary bonus to be determined by the Board of Directors. Pursuant to this agreement, on March 30, 1999 Mr. Perisano was granted options to purchase an aggregate of 337,500 shares of common stock under the Company's stock option plan with an exercise price equal to the fair market value of the common stock on the date of grant ($3.75 per share) and as of March 29, 2002 all such options had vested. As further described in the agreement, on August 26, 1999 Mr. Perisano was granted options to purchase an aggregate of 434,730 shares of common stock pursuant to the Company's stock option plan with an exercise price equal to $2.00 per share, which was below the then-current market price of $3.38, and as of December 29, 2001 all such options had vested. The agreement provided that if Mr. Perisano was terminated without cause or resigns for "good reason" he would be entitled to receive his then-current salary for a period of nine months. The agreement contained certain restrictions on competition.

        On March 26, 2002, the Company entered into a new employment agreement with Mr. Perisano, which provides for him to continue to act as its Chief Executive Officer for a term commencing on March 31, 2002 and expiring on March 30, 2004 and to continue to devote substantially his full working time and attention to the Company's business. The agreement provides for an annual salary of $250,000 plus a discretionary bonus to be determined by the Board of Directors. The agreement provides that if Mr. Perisano is terminated without cause or resigns for "good reason" he will be entitled to receive his then-current salary for a period of twelve months. The agreement contains certain restrictions on competition.

        The Company entered into an employment agreement with Mr. Farrell dated March 12, 1999, which provided for him to serve as its Senior Vice President and Chief Financial Officer for a term which expired on December 31, 2000. The agreement provided for an initial base salary of $115,000 per year. In connection with the agreement Mr. Farrell was granted options to purchase an aggregate of 115,000 shares of common stock under the Company's stock option plan and as of February 1, 2000 all such options had vested. If the Company terminated the employment agreement without cause Mr. Farrell was entitled to receive his full then-current base salary for a period of three months from the date of termination and half of his then-current base salary for a period of three months thereafter.

        On November 1, 2000, the Company amended Mr. Farrell's employment agreement dated March 12, 1999. The amended employment agreement provided for Mr. Farrell to serve as the Company's President and Chief Financial Officer and as President of its subsidiary, iParty Retail for a term that expired on December 31, 2001. The agreement provided for an initial base salary of $165,000 per year. If employed at the end of the term, the agreement entitled Mr. Farrell to receive a bonus equal to four and one-half (4 1/2) months of his base salary. If the Company terminated the employment agreement without cause Mr. Farrell would have received his full then-current base salary for a period of four and one-half (4 1/2) months from the date of termination.

        On December 31, 2001, the Company entered into a new employment agreement with Mr. Farrell, which provides for him to act as its President and Chief Financial Officer for a term commencing on January 1, 2002 and expiring on March 31, 2004 and devote substantially his full working time and attention to the Company's business. The agreement provides for an annual salary of $165,000 plus a discretionary bonus to be determined by the Board of Directors. The agreement provides that if Mr. Farrell is terminated without cause he will be entitled to receive his then-current salary for a period of six months. The agreement contains certain restrictions on competition.

        The Company entered into an employment agreement with Ms. Dionne effective March 30, 1999, which provided for her to act as its Senior Vice President, Merchandising and Marketing for a term that expired on March 30, 2002 and devote substantially her full working time and attention to the Company's business. The agreement provided for an initial annual salary of $100,000, which amount was increased to $125,000 beginning January 1, 2000, plus a discretionary bonus to be determined by the Board of Directors. As described in the agreement, on March 30, 1999 Ms. Dionne was granted options to purchase an aggregate of 337,500 shares of common stock pursuant to the Company's stock option plan with an exercise price equal to the fair market value of the common stock on the date of grant ($3.75 per share) and as of March 29, 2002 all such options had vested. The agreement provided that if Ms. Dionne was terminated without cause she would be entitled to receive her then-current salary for a period of six months. The agreement contained certain restrictions on competition.

        On March 26, 2002, the Company entered into a new employment agreement with Ms. Dionne, which provides for her to continue to act as its Senior Vice President, Merchandising and Marketing

for a term commencing on March 31, 2002 and expiring on March 30, 2004 and continue to devote substantially her full working time and attention to the Company's business. The agreement provides for an annual salary of $150,000 plus a discretionary bonus to be determined by the Board of Directors. The agreement provides that if Ms. Dionne is terminated without cause she will be entitled to receive her then-current salary for a period of twelve months. The agreement contains certain restrictions on competition.

        The Company entered into a consulting agreement with Mr. Moldaw, a Director of the Company, dated September 7, 1999. The agreement had a term of three years but could be terminated by either party upon 90 days' written notice. Under the terms of the agreement, Mr. Moldaw was granted options to purchase 100,000 shares of common stock with an exercise price of $2.00 per share which vested over 36 months. This consulting agreement was terminated on December 28, 2001. As a result of this termination, Mr. Moldaw's options fully vested on that date.

Certain Relationships And Related Transactions

        For information concerning the employment agreements and consulting agreements between the Company and certain of its officers and directors see "Executive Compensation." Mr. Perisano and Ms. Dionne are husband and wife.

        As described in Mr. Perisano's first employment agreement with the Company, on August 26, 1999 the Company granted Mr. Perisano, options to purchase an aggregate of 434,730 shares of the Company's common stock pursuant to the Company's stock option plan with an exercise price of $2.00, which was below the then-current market price of $3.38. As of December 29, 2001 all such options had vested. These options were valued using the Black-Scholes options pricing model and fully expensed. The Company charged $273,971 related to this stock option grant to stock option compensation expense in fiscal 2001.

        On September 7, 1999, the Company entered into a three year consulting agreement with one of its outside directors, Mr. Stuart Moldaw. The compensation under the agreement consisted of options to purchase 100,000 shares of the Company's common stock with an exercise price of $2.00. The options vested ratably over three years. The fair market value of the Company's stock on the grant date was $3.94. In accordance with EITF Issue No. 96-18 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, at the end of each financial reporting period, the value of these shares (as calculated using the Black-Scholes option pricing model) are remeasured using the then-current fair value of the Company's common stock. On December 28, 2001, the Company terminated this consulting agreement and accelerated the vesting of the remaining options. The fair value of the options was remeasured for the last time upon termination of this agreement. The Company charged $17,754 in fiscal 2001 related to this consulting agreement to expense.

        On March 9, 2001 and April 5, 2001, the Company granted 100,000 options each to two of its outside directors, Mr. Lorenzo Roccia and Mr. Stuart Moldaw for past services performed. In accordance with EITF 96-18 these options were valued using the Black-Scholes options pricing model and fully expenses. The Company charged $28,648 to compensation expense for these consulting services in 2001.

Vote Required

        Directors are elected by a plurality of the votes cast. The three Common Stock candidates receiving the highest number of votes will be elected as Directors. The Series D Director will be elected by the majority of the holders of shares of Series D Preferred Stock.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR each of the above nominees for Director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        There will also be submitted for consideration and voting at the Annual Meeting the ratification of the appointment by the Company's Board of Directors of Ernst & Young LLP, upon recommendation of its Audit Committee, as independent auditors for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 27, 2003. The Board of Directors of the Company, upon recommendation of its Audit Committee, previously selected and approved the accounting firm of Ernst & Young LLP as independent auditors to audit and report upon the Company's financial statements for the fiscal year ended December 27, 2003. Ernst & Young LLP has no direct or indirect financial interest in the Company.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is also expected that such representatives will be available at the Annual Meeting to respond to appropriate questions by stockholders.

        On June 27, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, terminated its engagement of Arthur Andersen LLP ("Andersen") as the Company's independent auditors, effective as of such date. Andersen's report on the Company's audited financial statements for each of the fiscal years ended December 30, 2000, and December 29, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 30, 2000, and December 29, 2001, and the interim period between December 29, 2001, and June 27, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's financial statements for those years. Also, during those two fiscal years and interim period, there were no reportable events as listed in Item 304(a)(1)(iv) of Regulation S-B.

        On July 18, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, engaged Ernst & Young LLP as the Company's independent auditors, effective as of such date. During the fiscal years ended December 30, 2000, and December 29, 2001, and the interim period between December 29, 2001, and July 18, 2002, the Company did not consult with Ernst & Young LLP regarding application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statement, or any other matter or reportable event listed in either Items 304(a)(2)(i) and (ii) of Regulation S-K or Regulation S-B.

Audit Fees

        For the fiscal year ended December 28, 2002, Ernst & Young LLP billed the Company $227,000 in fees for audit services.

        During the fiscal year ended December 28, 2002, Andersen billed the Company $7,500 in fees for audit services.

Financial Information Systems and Implementation Fees

        Neither Andersen nor Ernst & Young LLP billed the Company for financial information systems or implementation fees for the fiscal year ended December 28, 2002.

Other Fees

        Ernst & Young LLP billed the Company $2,500 for all other services for the year ended December 28, 2002.

        During the fiscal year ended December 28, 2002, Andersen billed the Company $13,000 for all other services.

        The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

Vote Required

        The affirmative vote of a majority of the Company's outstanding shares of Common Stock, and Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock on an as converted basis, is required for the ratification of the appointment of the independent public auditors.

Recommendation of the Board of Directors

        The Board of Directors and the Audit Committee each recommend a vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 27, 2003.

GENERAL

Other Matters

        The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine, in their discretion.

Shareholder Proposals

        A shareholder of the Company who wishes to present a proposal for action at the Company's next Annual Meeting of Shareholders must submit such proposal to the Company, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion such proposal must be received by the Company no later than January 8, 2004.

Solicitation of Proxies

        The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, Directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal contact. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock held of record by such persons, as well as to the beneficial owners of Series A Preferred Stock, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in connection therewith. Each holder of the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person, is urged to fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.

By Order of the Board of Directors
Daniel DeWolf, Secretary

Appendix A

iParty Corp.

Audit Committee Charter

Organization

        There shall be a committee of the board of directors to be known as the audit committee, composed of at least three members of the Board of Directors. The audit committee shall be composed of directors who are independent of the management of the corporation, are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member, and are financially literate. The outside auditor is ultimately accountable to the Board of Directors and the audit committee of the Board of Directors, to the fullest extent required by applicable law.

Statement of Policy

        The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

Responsibilities

        In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the audit committee will:

  •
  Review and, in accordance with the requirements of all applicable law, appoint the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and inform the Board of Directors of its appointment so that the Board of Directors and shareholders, in turn, may have an opportunity to ratify such selection.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  •
  Review the financial statements contained in the annual report to the shareholders with management and the independent auditors to determine that the independent auditors are

A-1

    satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Ensure that the auditor submits a formal written statement regarding relationships and services which may impact independence. The audit committee will discuss any relevant independence matters with auditors.

  •
  Review accounting and financial human resources and succession planning within the corporation.

  •
  Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meetings with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Take all other such action as may be deemed necessary or advisable to discharge the duties of the audit committee under all applicable law, including, without limitation, the requirements imposed under the Sarbanes-Oxley Act and any rulemaking implemented thereunder by the United States Securities and Exchange Commission or any other regulatory body.

A-2

iParty Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2003.

        The undersigned, as a holder of shares of common stock, par value $.001 per share, and/or shares of Series B Convertible Preferred Stock, par value $.001 per share, and/or shares of Series C Convertible Preferred Stock, par value $.001 per share, and/or shares of Series D Convertible Preferred Stock, par value $.001 per share, and/or shares of Series E Convertible Preferred Stock, par value $.001 per share, and/or shares of Series F Convertible Preferred Stock, par value $.001 per share (collectively, "Shares"), of iParty Corp., a Delaware corporation (the "Company"), hereby appoints Mr. Sal Perisano and Mr. Patrick Farrell, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Posternak Blankstein & Lund LLP located at 100 Charles River Plaza, Boston, MA 02114, on Tuesday, June 17, 2003 at 10:00 a.m., local time, and any adjournments or postponements thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals 1 and 2 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director in Proposal 1 and "for" Proposal 2 and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: ☒

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

(Continued and to be signed on reverse side)

(Continued from other side)

Proposal 1—

☐	For each of the following nominees for director: Sal Perisano, Robert Lessin, Lorenzo Roccia, and Christina Weaver* and as more fully described in the accompanying Proxy Statement.
☐	Withhold authority as to all listed nominees.
☐	For all nominees except the following: _________________________________________

* To be elected only by a vote of the holders of the Series D Convertible Preferred Stock.

Proposal 2—

        Ratification of the selection of Ernst & Young LLP as the independent public auditors for the fiscal year ending December 27, 2003, as more fully described in the accompanying Proxy Statement.

(check one box)                ☐ For           ☐ Against           ☐ Abstain

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

Date: _______________________________________________, 2003
Signature (title, if any)
Signature, if held jointly
Title or Authority
Print and sign your name exactly as it appears on the records of the Company and date this card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, JUNE 17, 2003
INTRODUCTION
VOTING SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1 Election of Directors
Report of the Audit Committee
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
GENERAL
iParty Corp.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2003.